Exhibit 99(a)(1)(D)

Offer to Purchase for Cash

by

SCG FINANCIAL ACQUISITION CORP.

of

All of the Issued and Outstanding Public Shares of Common Stock

of

SCG Financial Acquisition Corp.

at a Purchase Price of $10.00 Per Share

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON MONDAY, MARCH 11, 2013 UNLESS THE OFFER IS EXTENDED.

February 11, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated February 11, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal for Public Shares (the “Letter of Transmittal” which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by SCG Financial Acquisition Corp., a Delaware corporation (the “Company”), to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “SCG Common Shares”), issued as part of the units in the Company’s initial public offering (the “IPO”, and each SCG Common Share issued as part of the units in the IPO, a “Public Share”), at a purchase price of $10.00 per SCG Common Share, net to the seller in cash, without interest (the “Share Purchase Price”), for a total purchase price up to $80,000,000, on the terms and subject to the conditions of the Offer. Notwithstanding the foregoing, the Offer is conditioned upon the Merger Condition (as defined in the Offer to Purchase).

All SCG Common Shares validly tendered before the Expiration Date (as defined in the Offer to Purchase) and not validly withdrawn will be purchased by the Company at the Share Purchase Price, on the terms and subject to the conditions of the Offer. SCG may need to extend the Offer depending on the timing and process of the Securities and Exchange Commission’s (the “SEC”) review of the Offer to Purchase and related materials.  If any tendered SCG Common Shares are not purchased, or if less than all of the issued and outstanding SCG Common Shares evidenced by a Stockholder’s (as defined in the Offer to Purchase) certificate are tendered, certificates for unpurchased SCG Common Shares will be returned promptly after the expiration or termination of the Offer or, in the case of securities tendered by book-entry transfer at DTC, the securities will be credited to the appropriate account maintained by the tendering Stockholder at DTC, in each case without expense to the Stockholder.  See “The Offer — Return of Unpurchased SCG Common Shares” and “— Procedures for Tendering Shares” in the Offer to Purchase.

If the Merger Condition has not been satisfied, the Company will terminate or extend the Offer. If the Company terminates the Offer, it will be unable to consummate the Merger (as defined in the Offer to Purchase).

We are the owner of record of SCG Common Shares held for your account. As such, we are the only ones who can tender your SCG Common Shares, and then only pursuant to your instructions.

Please instruct us as to whether you wish us to tender any or all of the SCG Common Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

•

The Offer is for all of the issued and outstanding Public Shares.

•

The Offer is for a maximum aggregate Share Purchase Price of $80,000,000.

•

You may tender your SCG Common Shares at a purchase price of $10.00 per share net to the seller in cash, without interest, as indicated in the attached Instruction Form, and less any applicable withholding taxes.

•

The Offer is not conditioned on any minimum or maximum number of SCG Common Shares being tendered. The Offer is, however, subject to the Merger Condition and certain other conditions described in “The Offer — Conditions to the Offer” in the Offer to Purchase.

•

The Offer will expire at 5:00 p.m., Eastern Time on Monday, March 11, 2013, unless the Company extends the Offer, which may depend on the timing and process of the SEC’s review of the Offer to Purchase.

•

You may withdraw your tendered securities at any time prior to 5:00 p.m., on Monday, March 11, 2013, unless the Company extends the Offer.

•

Tendering Stockholders who are registered Stockholders or who tender their SCG Common Shares directly to Continental Stock Transfer & Trust Co. will not be obligated to pay any brokerage commissions or fees to the Company, solicitation fees under the Offer.

•

You may not tender your units comprised of SCG Common Shares and warrants to purchase SCG Common Shares (the “Warrants”). If you desire to tender the SCG Common Shares included in such units, you must separate the SCG Common Shares prior to tendering any securities.

If you wish to have us tender any or all of your SCG Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your SCG Common Shares, we will tender all your SCG Common Shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date. Please note that the Offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on Monday, March 11, 2013, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Public Shares (other than the DOOH Shares). The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of SCG Common Shares residing in any U.S. state in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such U.S. state.

The Company’s board of directors (the “Board”), with only Gregory H. Sachs abstaining, has unanimously (i) approved our making the Offer, (ii) adopted and approved the Merger Agreement (as defined in the Offer to Purchase) and approved the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transaction”), and (iii) determined that the Merger is in the best interests of the Stockholders and, if consummated, would constitute the Company’s initial business combination pursuant to the SCG Charter (as defined in the Offer to Purchase).  If you tender your SCG Common Shares in the Offer, you will not be participating in the Transaction because you will no longer hold such SCG Common Shares.  The Company will be the public holding company for Reach Media Group Holdings, Inc., a Delaware corporation (“RMG”), upon the consummation of the Transaction.  See “Price Range of Securities and Dividends” and “The Offer” in the Offer to Purchase.  Neither the Company, the Board, Morrow & Co., LLC, as information agent (the “Information Agent”) for the Offer, nor Continental Stock Transfer & Trust Company, as depositary (the “Depositary”) for the Offer, is making any recommendation to you as to whether to tender or refrain from tendering your SCG Common Shares pursuant to the Offer.  The members of the Board may directly benefit from the Transaction and have interests in the Transaction that may be different from, or in addition to, the interests of the Stockholders.  See “The Transaction — Certain Benefits of SCG’s Directors and Officers and Others in the Transaction” in the Offer to Purchase.  You must make your own decision as to whether to tender your SCG Common Shares and, if so, how many SCG Common Shares to tender.  In doing so, you should read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.  See “The Offer –Purpose of the Offer; Certain Effects of the Offer” in the Offer to Purchase.  You should discuss whether to tender your SCG Common Shares with your broker, if any, or other financial advisor.  See “Risk Factors” in the Offer to Purchase for a discussion of risks that you should consider before participating in the Offer and the Transaction.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

SCG FINANCIAL ACQUISITION CORP.

of

All of the Issued and Outstanding Public Shares of Common Stock

of

SCG Financial Acquisition Corp.

at a Purchase Price of $10.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 11, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal for Public Shares (the “Letter of Transmittal”, which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by SCG Financial Acquisition Corp., a Delaware corporation (the “Company”), to purchase all of the issued and outstanding shares of the Company’s common stock, par value $0.0001 per share (the “SCG Common Shares”), issued as part of the units in the Company’s initial public offering (the “IPO”, and each SCG Common Share issued as part of the units in the IPO, a “Public Share”), at a purchase price of $10.00 per SCG Common Share, net to the seller in cash, without interest (the “Share Purchase Price”), for a total purchase price up to $80,000,000, on the terms and subject to the conditions of the Offer. Notwithstanding the foregoing, the Offer is conditioned upon the Merger Condition (as defined in the Offer to Purchase).

The undersigned hereby instruct(s) you to tender to the Company the number of SCG Common Shares  indicated below or, if no number is indicated, all SCG Common Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

Number of SCG Common Shares to be tendered by you for the account of the undersigned:

                              SCG Common Shares*

*   Unless otherwise indicated, it will be assumed that all SCG Common Shares held by us for your account are to be tendered.

☐  The tendered SCG Common Shares represent all SCG Common Shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering securityholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Print)

Taxpayer Identification or Social Security Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Date: